Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
374Water, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of 374Water, Inc. (the Company) as of December 31, 2020 and 2019, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2020 and 2019, and the related notes to the financial statements (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred operating losses, has incurred negative cash flows from operations and has an accumulated deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

D. Brooks and Associates CPAs, P.A.

We have served as the Company’s auditor since 2020.

Palm Beach Gardens, Florida

March 29, 2021

374Water, Inc.

Balance Sheets

December 31, 2020 and 2019

	2020	2019

Assets

Current Assets
Cash	$71,799	$5,263
Accounts receivable	31,330	—

Total Current Assets	103,129	5,263

Equipment, net	403	1,314
Other assets	275	—

Total Assets	$103,807	$6,577

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable	$76,249	$28,761
Advances from stockholders	15,108	13,055
Other liabilities	1,200	504

Total Current Liabilities	92,557	42,320

Commitments and Contingencies (Note 9)
Stockholders’ Equity (Deficit)
Common stock, 10,000 shares authorized at $0.0001 par value – 7,812 shares issued and outstanding	1	1
Additional paid-in capital	6,656	—
Retained earnings (deficit)	4,593	(35,744)

Total Stockholders’ Equity (Deficit)	11,250	(35,743)

Total Liabilities and Stockholders’ Equity (Deficit)	$103,807	$6,577

See accompanying notes to the financial statements.

374Water, Inc.

Statements of Operations

Years Ended December 31, 2020 and 2019

	2020	2019

Service Revenues	$86,570	$—
Cost of Revenues	14,241	—

Gross Profit	72,329	—

Operating Expenses:
General and administrative	26,274	14,370
Research and development	57,718	—

Total Operating Expenses	83,992	14,370

Operating Loss	(11,663)	(14,370)

Other Income
Award income	52,000	—
Other income	—	320

Total Other Income	52,000	320

Net Income (Loss) Before Income Taxes	40,337	(14,050)

Income Tax Expenses	—	—

Net Income (Loss)	$40,337	$(14,050)

See accompanying notes to the financial statements.

374Water, Inc.

Statement of Stockholders’ Equity (Deficit)

Years Ended December 31, 2020 and 2019

	Common Stock	Amount	Additional Paid-In Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity (Deficit)
Balance, December 31, 2018	7,680	$1	$—	$(21,694)	$(21,693)
Net loss		—	—	(14,050)	(14,050)
Balance, December 31, 2019	7,680	1	—	(35,744)	(35,743)
Issuance of common stock for services	132	—	6,328	—	6,328
Stock-based compensation expenses	—	—	328	—	328
Net Income	—	—	—	40,337	40,337
Balance, December 31, 2020	7,812	$1	$6,656	$4,593	$11,250

See accompanying notes to the financial statements.

374Water, Inc.

Statements of Cash Flows

Years Ended December 31, 2020 and 2019

	2020	2019

Cash flows from operating activities
Net Income (loss)	$40,337	$(14,050)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	911	496
Stock based compensation	328	—
Common stock issued for services	6,328	—
Changes in operating assets and liabilities:
Accounts Receivable	(31,330)	—
Accounts payable	47,488	9,384
Other Liabilities	696	(178)

Net cash provided by (used in) operating activities	64,758	(4,348)

Investing Activities
Purchases of equipment	—	(439)
Purchase of other asset	(275)	—

Net cash used in investing activities	(275)	(439)

Financing Activities
Advances from stockholders	2,052	3,111

Net cash provided by financing activities	2,052	3,111

Net Increase (Decrease) in Cash	66,536	(1,676)

Cash, beginning of year	5,263	6,939

Cash, end of year	$71,799	$5,263

Supplemental Disclosure of Cash Flow Information
Cash Paid for Interest	$—	$—
Cash Paid for Income Taxes	$—	$—

See accompanying notes to the financial statements.

374Water, Inc.

Notes to the Financial Statements

Years Ended December 31, 2020 and 2019

Note 1. Nature of Business and Significant Accounting Policies

Description of the Company

374Water, Inc. (the “Company”) was founded in July 2018 with headquarters in Durham, NC. The Company is a social impact; a cleantech company spun off from Duke University in Durham, NC. The Company plans to commercialize a novel approach to Supercritical Water Oxidation (SCWO) that was invented by its founders while at Duke University with the support of the Bill and Melinda Gates Foundation.

374Water, Inc. mission is to support a clean and healthy environment to sustain life. The Company plans to use cutting-edge science to recover resources from the waste our society generates and keep our drinking water clean. The Company’s customers will include businesses and local governments initially located in the United States that will make the sustainable development goals a reality.

During the years ended December 31, 2020, the revenues generated were not from planned operations. Further, the award income as reported on the statement of operations was won by the Company and is not recurring (see Note 5).

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the valuation allowance against deferred tax assets and the fair value of the stock-based compensation.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturities of three months or less, when purchased, to be cash equivalents. The Company held no cash equivalents as of December 31, 2020 and 2019. The Company maintains cash balances at two financial institutions that are insured by the Federal Deposit Insurance Corporation. The Company’s accounts at those institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2020 and 2019, the Company has not reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Equipment

Equipment is recorded at cost. Depreciation is computed using the straight-line method and an estimated useful live of three years. Expenses for maintenance and repairs are charged to expense as incurred.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company uses an estimate of the undiscounted cash flows over the remaining life of its long-lived assets, or related group of assets where applicable, in measuring whether the assets to be held and used will be realizable. Recoverability of assets held and used is measured by a comparison of the carrying amount to the future undiscounted expected net cash flows to be generated by the asset. As of December 31, 2020 and 2019, there were no impairments.

374Water, Inc.

Notes to the Financial Statements

Years Ended December 31, 2020 and 2019

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

Revenue Recognition

At inception, the Company adopted the Accounting Standard Codification (“ASC”) Topic 606 and the related amendments Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company will recognize revenue by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company’s performance obligations will be satisfied at the point in time when products are shipped or delivered to the customer, which is when the customer has title and the significant risks and rewards of ownership. Therefore, the Company’s contracts will have a single performance obligation (shipment or delivery of product). The Company will primarily receive fixed consideration for sales of product. During the years ended December 31, 2020, 100% of the Company’s revenues were earned from consulting and advisory services, which was recognized when the Company performed the service pursuant to its agreements with its clients which was the point in time when the Company completed its performance obligations under the agreements. Revenues generated in 2020 were not from the Company’s planned operations.

374Water, Inc.

Notes to the Financial Statements

Years Ended December 31, 2020 and 2019

Stock-based Compensation

The Company has accounted for stock-based compensation under the provisions of Accounting Standards Codification (ASC) Topic 718 – “Stock Compensation” which requires the use of the fair-value based method to determine compensation for all arrangements under which employees, non-employees and others receive shares of common stock or equity instruments (stock options and common stock purchase warrants). Shares of common stock issued as compensation are valued at their estimated fair value on the date of grant (see Note 8).

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes valuation model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. Expected volatilities are based on historical volatility of peer companies and other factors estimated over the expected term of the stock options. The expected term of options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term. The Company has elected to recognize forfeitures as they occur.

New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases,” which created a new Topic, ASC Topic 842 and established the core principle that a lessee should recognize the assets, representing rights-of-use, and liabilities to make lease payments that arise from leases. For leases with a term of 12 months or less, a lessee is permitted to make an election under which such assets and liabilities would not be recognized, and lease expense would be recognized generally on a straight-line basis over the lease term. This ASU is effective for public entities for interim and annual reporting periods beginning after December 15, 2018, and early application is permitted. The Company adopted ASC Topic 842 on January 1, 2019 and such adoption did not have any impact on the Company’s financial statements.

Note 2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since inception, the Company has not yet generated revenue from its planned operations. As reflected in the accompanying financial statements, the Company had net income (loss) of $40,337 and ($14,050) for the years ended December 31, 2020 and December 31, 2019, respectively. Additionally, the Company had cash provided by (used in) its operating activities of $64,758 and ($4,348) for the years ended December 31, 2020 and December 31, 2019, respectively, and has retained earnings (deficit) of $4,593 and ($35,744) as of December 31, 2020 and 2019, respectively. Based on current business plan and the Company’s operating requirements, management believes that existing cash at December 31, 2020 will not be sufficient to fund operations and implement the Company’s business plan for at least the next twelve months as of the date of these financial statements. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance date of this report.

374Water, Inc.

Notes to the Financial Statements

Years Ended December 31, 2020 and 2019

Since inception, the Company has financed its activities from stockholder advances as the Company has not yet generated revenues from its planned operations. The Company intends on financing its future activities from the sale of equity securities and debt securities, until such time that funds provided by operations, if ever, are sufficient to fund working capital requirements. Significant capital is required for the Company to implement it’s business plan. The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The Company continues to monitor this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and the Company’s ability to raise capital and implement its business plan is uncertain.

Note 3. Equipment, net

Equipment consists of the following as of December 31, 2020 and 2019:

	2020	2019
Computer Equipment	$1,891	$1,891
	1,451	1,891
Accumulated Depreciation	(1,488)	(577)
Total	$403	$1,314

During the years ended December 31, 2020 and 2019, depreciation expense was $911 and $496, respectively, and is included in general and administrative expenses on the accompanying statements of operation.

Note 4. Advances from Stockholders

At December 31, 2020 and 2019, the Company has due $15,108 and $13,056, respectively, of advances received from stockholders of the Company for working capital. There is no formal agreement, these advances are non-interest bearing and due on demand. During the years ended December 31, 2020 and 2019, stockholders advanced $2,053 and $3,111 respectively, for working capital needs.

Note 5. Stockholders’ Equity (Deficit)

The Company’s authorized capital consists of 10,000 shares of common stock, par value $0.0001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the directors’ election. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions the Company has against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

374Water, Inc.

Notes to the Financial Statements

Years Ended December 31, 2020 and 2019

Common stock issued to founders:

During the period ended December 31, 2018, the Company sold 7,680 shares of common stock to its founders at par value and received $1 in proceeds. As of December 31, 2019, these were the only shares issued and outstanding.

Common stock issued for services:

During the year ended December 31, 2020, the Company issued 132 shares of common stock to outside consultants of the Company for research and development services rendered and to be rendered, which vest over services periods ranging from July 2020 to July 2024 , in which 41 shares were vested as of December 31, 2020 . The vested shares were valued at their estimated fair value of $6,328. As of December 31, 2020, there is $14,046 of unrecognized stock-based compensations which will be recognized over approximately three years.

The Company estimated the fair value of its common stock using the cost approach which was deemed an appropriate method given the development stage of the Company and the fact that the Company’s primary asset is the prototype SCWO machine spun off from Duke University. Under this method, estimates were made regarding the cost to a market participant to acquire or construct a substitute asset of comparable utility held by the Company.

Common stock options:

During the period ended December 31, 2020, the Company granted to external consultants options, pursuant to the 2020 Stock Plan, to purchase 82 shares of the Company’s common stock at an exercise price of $154.35. These options were estimated to have a grant-date fair value of $81.94.

The following is a summary of stock option activity during the year ended December 31, 2020. The Company had no options outstanding as of December 31, 2020.

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Options outstanding at December 31, 2019	—	$—	—
Granted	82	$154.35	10
Outstanding as of December 31, 2020	82	$154.35	10
Exercisable as of December 31, 2020	4	$154.35	10

374Water, Inc.

Notes to the Financial Statements

Years Ended December 31, 2020 and 2019

The options were granted on December 29, 2020, and expired on December 29, 2030. The options vests as to (i) 4 of such shares on December 31, 2020; (ii) 32 of such shares on January 31, 2021 and (iii) 1/12 of the remaining 46 options each month thereafter through December 31, 2021.

The fair value of these options granted were estimated on the date of grant, using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; expected volatility of 81%; risk-free interest rate of 1.92%; and an estimated life of 3 years.

During the year ended December 31, 2020, the Company recognized stock-based compensation expense of $328, included in research and development expenses on the statement of operations. As of December 31, 2020, $6,391 of unrecognized stock compensation expense remains to be recognized through December 31, 2021 as the 78 unvested shares vest and become exercisable. As of December 31, 2020, the intrinsic value was nil.

Note 6. Other Income

During the year ended December 31, 2020, the Company received $2,000 under the Economic Injury Disaster Loan Program initiated by the U.S. Government as an aid to assist small businesses in combatting COVID-19. Further, the Company received a $50,000 award from the U.S. Department of Energy (DOE) in connection with a competition sponsored by the DOE free of restriction. The $52,000 aggregate total of these items as been presented in other income on the accompanying statements of operations.

Note 7. Income Taxes

Deferred income taxes are provided based on the provisions of ASC Topic 740, “Accounting for Income Taxes”, to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Significant components of the Company’s net deferred income taxes are as follows:

	December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$—	$9,472
Stock-based compensation	1,764	—
Deferred tax assets	1,764	9,472
Less valuation allowance	(1,764)	(9,472)
Net deferred tax assets after valuation allowance	$—	$—

374Water, Inc.

Notes to the Financial Statements

Years Ended December 31, 2020 and 2019

In assessing the ability to realize a portion of the deferred tax assets, management considers whether it is more than likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities and projected future taxable income in making the assessment. After consideration of the evidence, both positive and negative, management had determined that a $1,764 and $9,472 valuation allowance at December 31, 2020 and 2019, respectively, was necessary due to the uncertainty of being able to utilize the deferred tax asset to offset taxable income.

A reconciliation of the U.S. statutory federal income tax rate to the effective income tax rate (benefit) follows:

Rate Reconciliation

	December 31,
	2020	2019
Rate Reconciliation
Federal income tax at statutory rate	$8,471	$(2,951)
State Tax	2,219	$(773)
Utilization of net operating losses	(7,506)	—
Research and development credit	(9,119)	—
Change in Valuation Allowance	7,708	3,724
Other	(1,772)	—
	$—	$—

374Water, Inc.

Notes to the Financial Statements

Years Ended December 31, 2020 and 2019

Note 8. Concentration of Customers

One customer accounted for approximately 88% of revenues in 2020 and 92% of accounts receivable at December 31, 2020. The Company did not generate any revenues in 2019.

Note 9. Commitments and Contingencies

On September 20, 2020, the Company signed a binding letter of intent for a merger (the “LOI”) with PowerVerde. Inc (“PowerVerde”) a publicly traded company based in Miami, Florida.

Subject to the terms and conditions set forth in the LOI, the Company will merge into a newly- formed wholly-owned subsidiary of PowerVerde (the “Sub”), with the Sub as the surviving corporation (the “Merger”). Upon closing of the Merger, PowerVerde will issue new shares of common stock to the Company’s stockholders such that the Company’s stockholders will own approximately 60% of the combined company, and PowerVerde’s stockholders will own approximately 40%. The Merger is subject to adjustments for liabilities, and the closing is contingent on the achievement of certain milestones and satisfaction of conditions by both parties prior to closing, including the raising of net proceeds of at least $6.25 million of additional capital pursuant to a private placement by March 31, 2021.

Note 10. Subsequent Events

The Company has evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through March 29, 2021, the date the financial statements were available for issuance.